            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 23, 1998

                       PATRIOT AMERICAN HOSPITALITY, INC.
                        1,818,182 SHARES OF COMMON STOCK
                          WYNDHAM INTERNATIONAL, INC.
                        1,818,182 SHARES OF COMMON STOCK

    This Prospectus Supplement and the attached Prospectus relate to the offering and sale of 1,818,182 shares of the Common Stock, par value $.01 per share (the "Patriot Common Stock"), of Patriot American Hospitality, Inc. ("Patriot") and 1,818,182 shares of the Common Stock, par value $.01 per share (the "Wyndham Common Stock"), of Wyndham International, Inc. ("Wyndham"), which shares are "paired" and trade as units consisting of one share of the Patriot Common Stock and one share of Wyndham Common Stock (the "Paired Common Stock"). All of the shares of Paired Common Stock offered hereby are being registered for the account of the stockholders of Patriot and Wyndham listed below:

                                                            SHARES OF PAIRED COMMON STOCK
SELLING STOCKHOLDER                                                  REGISTERED
-----------------------------------------------------  ---------------------------------------

AMK Conquistador, S.E................................                    280,000

MILTK Associates L.P.................................                     87,273

MWP Corp.............................................                    145,455

Posadas de Flamboyan Associates, L.P.................                    130,909

Public Loan Company, Inc.............................                     85,000

Ruthanne Koffman.....................................                     30,909

Smith Barney Inc.....................................                  1,058,636

           The date of this Prospectus Supplement is August 26, 1998.